UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CCUR HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CCUR HOLDINGS, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

CCUR HOLDINGS, INC.

4375 River Green Parkway, Suite 210

Duluth, Georgia 30096

(770) 305-6434

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of CCUR Holdings, Inc. (“CCUR”) to be held at 9:00 a.m., Eastern Time, on Thursday, October 24, 2019 at CCUR’s corporate headquarters located at 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096. The Annual Meeting is being held to consider and act upon the following matters:

1)	To elect the three directors nominated by the Board of Directors to serve until the 2020 Annual Meeting of Stockholders;
2)	To ratify the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for the fiscal year ending June 30, 2020;
3)	To approve, on an advisory basis, CCUR’s named executive officer compensation in the fiscal year ended June 30, 2019;
4)	To vote, on an advisory basis, on the frequency of future advisory votes to approve CCUR’s named executive officer compensation; and
5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” Items 1, 2 and 3, and vote in favor of a frequency of every “1 YEAR” for Item 4. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors established August 27, 2019 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting. Only stockholders of record of CCUR’s common stock as of the close of business on that date will be entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for inspection by stockholders at CCUR’s corporate office located at 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096 during regular business hours in the 10-day period prior to the Annual Meeting and on the day of the meeting. During the Annual Meeting, it will be available for inspection at the meeting location.

Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend. Your cooperation is appreciated since a majority of the outstanding shares of CCUR’s common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum.

We look forward to meeting with you on October 24, 2019.

By Order of the Board of Directors,

Wayne Barr, Jr.
Executive Chairman, Chief Executive Officer and President

Duluth, Georgia

September 9, 2019

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on October 24, 2019:

The Notice of 2019 Annual Meeting of Stockholders and Proxy Statement and

the Annual Report on Form 10-K for the fiscal year ended June 30, 2019 are available at www.proxyvote.com.

i

CCUR HOLDINGS, INC.

4375 River Green Parkway, Suite 210

Duluth, Georgia 30096

(770) 305-6434

PROXY STATEMENT

The Board of Directors of CCUR Holdings, Inc. (herein referred to by terms such as “we,” “us,” “our,” “CCUR” or the “Company”) is providing these materials to you in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Thursday, October 24, 2019 at CCUR’s corporate headquarters located at 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096. Your proxy is solicited by CCUR’s Board of Directors (the “Board”) on behalf of CCUR.

GENERAL INFORMATION

Why am I receiving these materials?

You are receiving these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement describes in detail issues on which we would like you, our stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The Securities and Exchange Commission rules and regulations (the “SEC rules”) allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the proxy statement and form of proxy), as applicable, was sent to stockholders beginning on or about September 9, 2019, and the proxy materials were posted on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Annual Reports,’ and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting a copy.

What is included in these materials?

These materials include:

•	the Notice of 2019 Annual Meeting of Stockholders and Proxy Statement;

•	the Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (“Fiscal Year 2019”), which contains the Company’s audited consolidated financial statements; and

•	the proxy card or voting instruction form for the Annual Meeting.

If you received a paper copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	the election of the three directors nominated by the Board to serve until the 2020 Annual Meeting of Stockholders;

•	the ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for the fiscal year ending June 30, 2020 (“Fiscal Year 2020”);

•	the approval, on an advisory basis, of CCUR’s named executive officer compensation in Fiscal Year 2019; and

•	the vote, on an advisory basis, on the frequency of future advisory votes to approve CCUR’s named executive officer compensation.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” the election of each of the three directors nominated by the Board to serve until the 2020 Annual Meeting of Stockholders;

•	“FOR” the ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for Fiscal Year 2020;

•	“FOR” the approval, on an advisory basis, of CCUR’s named executive officer compensation in Fiscal Year 2019; and

•	“1 YEAR” for the advisory vote on the frequency of future advisory votes to approve CCUR’s named executive officer compensation.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	stockholders of record as of the close of business on August 27, 2019;

•	holders of valid proxies for the Annual Meeting; and

•	invited guests.

Admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date for admittance.

When is the record date and who is entitled to vote?

The Board set August 27, 2019 as the record date. As of the record date, 8,923,657 shares of common stock, $0.01 par value per share, of CCUR were issued and outstanding. Stockholders are entitled to one vote per share of common stock outstanding on the record date on any matter properly presented at the Annual Meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of CCUR’s common stock is reflected directly on the books and records of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC. If you hold common stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. CCUR only has access to ownership records for the registered shares. If you are not a stockholder of record and you wish to attend the Annual Meeting, CCUR will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from the stockholder of record (e.g., your bank, broker or other nominee) or a copy of your voting instruction form or Notice of Internet Availability.

How do I vote?

You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record (e.g., your bank, broker or other nominee) to vote in person at the Annual Meeting. Please note that if you request a legal proxy, any previously submitted proxy will be revoked and your shares will not be voted unless you attend the Annual Meeting and vote in person or appoint another proxy to vote on your behalf.

•	By telephone or via the Internet. Stockholders of record may vote by proxy, by telephone or via the Internet, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions you receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote by telephone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee). Please follow the instructions included in the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record.

•	By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

Stockholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Corporate Secretary at CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by telephone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or Notice of Internet Availability; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial owners of shares held in street name. You may revoke or change your voting instructions by following the specific instructions provided to you by the stockholder of record (e.g., your bank, broker or other nominee), or, if you have obtained a legal proxy from the stockholder of record, by attending the Annual Meeting and voting in person.

What happens if I vote by proxy and do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you vote by proxy, by telephone, via the Internet or by returning a properly executed and dated proxy card by mail, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

The election of directors, the advisory vote to approve CCUR’s named executive officer compensation in Fiscal Year 2019 and the advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation are “non-routine” matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. The ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for Fiscal Year 2020, is considered a “routine” matter.

What is the voting requirement to approve each of the proposals?

•	Election of Directors. Directors shall be elected by a plurality of the votes cast. As a result, the three director nominees receiving the highest number of affirmative votes will be elected as directors. There is no cumulative voting with respect to the election of directors.

•	Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for Fiscal Year 2020 requires the affirmative vote of a majority of the votes cast affirmatively or negatively.

•	Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of CCUR’s named executive officer compensation in Fiscal Year 2019 requires the affirmative vote of a majority of the votes cast affirmatively or negatively.

•	Advisory Vote to Determine the Frequency of Voting on the Named Executive Officer Compensation. There is no threshold vote that must be obtained for this proposal to pass. The frequency (every one, two or three years) that receives the highest number of votes cast at the Annual Meeting will be considered the frequency approved by stockholders.

•	Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast affirmatively or negatively.

What is the quorum for the Annual Meeting? How are withhold votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, by telephone, via the Internet or by returning a properly executed and dated proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting.

With respect to the election of directors, only “for” and “withhold” votes may be cast. Withhold votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the proposal.

With respect to the ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for Fiscal Year 2020 and the approval, on an advisory basis, of CCUR’s named executive officer compensation in Fiscal Year 2019, you may vote “for” or “against” the proposals, or you may “abstain” from voting on the proposals. Abstentions and broker non-votes are not considered votes cast for the foregoing purposes and will have no effect on the outcome of the proposals. As discussed above, because the ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for Fiscal Year 2020, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

With respect to the advisory vote on the frequency of future advisory votes to approve CCUR’s named executive officer compensation, you may vote for a frequency of future advisory “say-on-pay” votes of every “one year,” “two years” or “three years,” or you may “abstain” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Who are the proxy holders and how will they vote?

The persons named as attorneys-in-fact in the proxies, Warren Sutherland and Heather Asher, were selected by the Board and are officers of the Company. If you are a stockholder of record and you return a properly executed and dated proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

•	“FOR” the election of each of the three directors nominated by the Board to serve until the 2020 Annual Meeting of Stockholders;

•	“FOR” the ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for Fiscal Year 2020;

•	“FOR” the approval, on an advisory basis, of CCUR’s named executive officer compensation in Fiscal Year 2019; and

•	“1 YEAR” for the advisory vote on the frequency of future advisory votes to approve CCUR’s named executive officer compensation.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted on such matters in the discretion of the proxy holders.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below provides information about the beneficial ownership of CCUR’s common stock as of August 27, 2019, by each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock as well as by each director, director nominee and named executive officer and by all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the ownership percentage of that person, shares deemed outstanding include shares of CCUR’s common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of August 27, 2019. However, these shares are not deemed outstanding for the purposes of computing the ownership percentage of any other person. The ownership percentage is based on 8,923,657 shares of CCUR’s common stock outstanding as of August 27, 2019. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096.

Name	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
Principal Stockholders:
JDS1, LLC	3,586,269	(1)	40.2%
Dimensional Fund Advisors LP	610,949	(2)	6.8%
Directors, Director Nominees and Named Executive Officers:
Wayne Barr, Jr.	65,000	(3)	*
David Nicol	15,000		*
Steven G. Singer	40,000		*
Warren Sutherland	63,000		*
Directors and executive officers as a group (4 persons)	214,000		2.5%

*	Less than 1%.

(1)	This information is based on a Schedule 13D/A filed with the SEC on February 21, 2019 by JDS1, LLC, whose address is 2200 Fletcher Avenue, Suite 501, Fort Lee, NJ 07024.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP (“Dimensional”), whose address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 597,142 shares, shared voting power over no shares, and sole investment power over all of the shares shown. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

(3)	Includes 5,000 shares that Mr. Barr has the right to purchase pursuant to stock options that vested on February 16, 2019. In connection with his appointment as Interim Chief Executive Officer and President, Mr. Barr was granted the right to purchase 15,000 shares pursuant to stock options, which right vests and becomes exercisable in equal installments on the first, second and third anniversary of the February 16, 2018 grant date.

ELECTION OF DIRECTORS

(Item 1 of Notice)

The Board currently consists of three members and has determined to nominate those three members for election as directors at the Annual Meeting: Wayne Barr, Jr., David Nicol and Steven G. Singer. The Board, by resolution in accordance with our Amended and Restated By-laws, has fixed the number of directors to three members as of the Annual Meeting. If elected, each nominee will serve until his term expires at the 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified. All of the nominees are currently serving as directors and were elected to the Board at the 2018 Annual Meeting of Stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.

The Board determines the independence of its members based on the standards specified by The NASDAQ Stock Market (“NASDAQ”).1 The Board has reviewed the relationships between CCUR and each director to determine compliance with the NASDAQ independence standards. In recommending to the Board that it determine each director is independent, the Nominating Committee considered whether there were any other facts, circumstances or transactions that might impair a director’s independence. No other facts, circumstances or transactions were material to either the Company (or its subsidiaries) or the director. The Nominating Committee also considered that the Company’s subsidiary LM Capital Solutions, LLC, in the ordinary course of business, connects syndicate participants with available capital with funders that have established merchant cash advance facilities and are searching for capital to meet merchant demands, including syndicate participants that may be affiliated with family members or affiliates of directors. The Board determined that in any such transaction, the transaction (i) was not material to the Company or the other companies involved, (ii) did not involve a material interest of any of our directors, (iii) was in the ordinary course of business for the companies involved and (iv) were on terms and conditions available to similarly situated participants. Therefore, the Board determined they did not impair such director’s independence. Based on its review, the Board has determined that each of Messrs. Nicol and Singer is independent and Dilip Singh was independent until his departure from the Board on November 8, 2018. Mr. Barr was determined not to be independent based on his position as Chief Executive Officer and President of the Company.

The Board recommends that you vote “FOR” the election of each of the three nominees for director named in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the election of each of the three nominees for director named in this Proxy Statement.

Nominees for Director

Information on each of the nominees for the Board, including each nominee’s principal occupations and employment for at least the last five years, the names of other publicly held companies for which he serves as a director or has served as a director in at least the last five years, and the experience, qualifications, attributes and skills considered among the most important by our Nominating Committee and the Board in determining that the nominee should serve as a director, is set forth below.

Wayne Barr, Jr. Age 55 and a director since August 2016. Mr. Barr served as Executive Chairman of the Board and Interim Chief Executive Officer and President of the Company from February 2018 through his election as Chief Executive Officer and President, effective March 1, 2019. Prior to his election as Interim Chief Executive Officer and President, Mr. Barr had served as Chairman of the Board since July 2017. Mr. Barr was Managing Director of Alliance Group of NC, LLC, a full-service real estate firm in North Carolina, from May 2012 to September 2018. Since February 2007, he has served as the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr also co-founded and was President from 2003 to 2008 of Capital & Technology Advisors, LLC a management consulting and restructuring firm. Mr. Barr has been a director of (i) HC2 Holdings, Inc. (NYSE: HCHC) since 2014, where he has served as a member of the audit committee since March 2019 and previously served, from January 2014 through June 2016, as (a) chairman of the audit committee overseeing the preparation and review of its financial statements and other public company filings and (b) a member of the nominating committee and (ii) Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) since May 2018 and serves on its compensation committee. He previously served on the board of directors of Anacomp, Evident Technologies, Inc., Globix Corporation, IoSat Holdings Limited, Leap Wireless International, NEON Communications and Aviat Networks, Inc.

We believe Mr. Barr’s wide range of experience serving as an executive and director, including of publicly traded companies, and unique understanding of our operations, opportunities and challenges qualify him to serve as a member of the Board.

1 While the Company’s stock ceased trading on the NASDAQ Global Market and began trading on the OTCQB Venture Market on March 27, 2018, the Board continues to use the NASDAQ independence standards to assess director independence as a part of its corporate governance program.

David Nicol. Age 74 and a director since February 2018. Mr. Nicol is a seasoned board director and advisor for technology-based businesses. He has been a director of Evolving Systems, Inc. (NASDAQ:EVOL) since March 2004 and Nanoveu Limited (ASX:NVU) since July 2018 and also serves as a director for two private companies. At Evolving Systems, Inc. Mr. Nicol has served on the (i) audit committee since March 2004 and as the committee chairman since January 2011 and (ii) compensation committee since March 2004 and as its committee chairman since November 2005. Mr. Nicol is an active member of the National Association of Corporate Directors and Financial Executives International. Since 2015, he has been on the faculty in the Finance Department at the Bloch School of Management at the University of Missouri – Kansas City. From February 2012 through July 2015, Mr. Nicol was President and Chief Operations Officer of Strongwatch, Inc., a security innovation company that was subsequently acquired. Prior to that, he was a consultant to several companies, each subsequently acquired by listed companies. From January 2006 through January 2009, Mr. Nicol was Executive Vice President and Chief Financial Officer for Solutionary, Inc., a managed IT security services provider, since acquired by NTT Security. Prior to 2006, Mr. Nicol held numerous senior executive positions focused on operations, strategy, product management and business development at communication and technology service companies, which included Fortune 500 companies as well as smaller earlier stage and growth companies.

We believe that Mr. Nicol’s experience in advising and overseeing complex accounting and financial issues and broad experience advising a diverse group of companies as a director and executive qualify him to serve as a member of the Board.

Steven G. Singer. Age 58 and a director since July 2017. Mr. Singer currently serves as a consultant for Remus Holdings, Inc., a closely held investment company, a position he has held since April 2016. From 2000 to 2016, Mr. Singer served as the Chairman and Chief Executive Officer of American Banknote Corporation, a provider of secure financial products and solutions and a public company through 2007. Prior to that, Mr. Singer was Executive Vice President and Chief Operating Officer of Remus Holdings, Inc. from 1994 to 2000. Mr. Singer has served on numerous public and private company boards, including ABNote do Brazil (a publicly traded subsidiary of American Banknote Corporation now operating as Valid SA), CooperVision, Inc., Anacomp, Inc., Motient Corporation (now operating as TerreStar Corporation), Globix Corporation, TVMAX Holdings, Inc. and Galaxy Cable, Inc. (now operating as Galaxy Cablevision). In addition, Mr. Singer served as Chairman of the board of directors of Motient Corporation and Globix Corporation.

We believe that Mr. Singer’s extensive experience as a director and executive in a diverse range of industries, including secure transactions, payment solutions, telecommunications, technology and diversified manufacturing sectors, qualify him to serve as a member of the Board.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

CCUR is incorporated under the laws of the State of Delaware and is governed by the Board. As permitted under Delaware law and CCUR’s Restated Certificate of Incorporation and Amended and Restated By-laws, the Board has established and delegated certain authority and responsibility to four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Asset Management Committee. The Board annually reviews the membership of and the authority and responsibility delegated to each committee.

The Board is committed to sound business practices, transparency in financial reporting and effective corporate governance. The Board annually reviews CCUR’s corporate governance policies and practices in light of the requirements of applicable law and the OTC Market.2 The Board meets regularly and no less than twice a year in executive sessions which are comprised of the independent directors. CCUR has adopted Corporate Governance Guidelines (“Guidelines”), a Business Code of Ethics and Compliance Policies for all employees, a Code of Ethics for Senior Executive and Financial Officers, and an Accounting/Auditing Complaint Policy. CCUR’s Guidelines, codes of ethics and Accounting/Auditing Complaint Policy are available on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’ Any amendments to, or waivers from, our Code of Ethics for Senior Executive and Financial Officers (to the extent required to be disclosed pursuant to Form 8-K) will be disclosed on our corporate website, www.ccurholdings.com, promptly following the date of such amendment or waiver. By referring to the Company’s corporate website, www.ccurholdings.com, or any portion thereof, including the Investors page of the Company’s corporate website, the Company does not incorporate its corporate website or its contents into this Proxy Statement.

Board Leadership Structure and the Board’s Role in Risk Oversight

Wayne Barr, Jr. currently holds the positions of Executive Chairman of the Board, Chief Executive Officer and President of the Company. Our Guidelines provide that the Board retains discretion to elect a non-independent director to serve as Chairman of the Board. The Company’s Guidelines further provide that if the Board determines that a non-independent director may serve as Chairman of the Board, the Board may designate an independent director to chair executive sessions of the independent directors. The Board does not currently have a lead independent director.

We believe that combining the role of Chairman of the Board and Chief Executive Officer (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters and (ii) streamlines Board process in order to conserve time for the consideration of the important matters the Board needs to address. We believe that it is beneficial for CCUR to have a combined Chairman and Chief Executive Officer role following the sale of the Company’s prior business divisions and the establishment of its real estate and merchant cash advance operating segments, given the Company’s desire to consolidate and increase efficiency while the Asset Management Committee evaluates additional opportunities to maximize the value of the Company’s sale proceeds and other assets and build upon the Company’s continuing operations. Under our Guidelines and Amended and Restated By-laws, our Executive Chairman:

•	provides leadership to the Board to ensure that the Board functions in an independent, cohesive fashion;

•	presides at all Board meetings and stockholder meetings, except with respect to executive sessions which are led by one of the independent directors;

•	sees that all orders, resolutions and policies adopted or established by the Board are carried into effect;

•	consults with the Nominating Committee on any changes to committee chairs and membership; and

•	prepares and circulates an agenda for each Board meeting.

2 As announced in a Current Report on Form 8-K filed with the SEC on March 27, 2018, CCUR’s stock listing was transferred to the OTCQB Venture Market as of March 27, 2018.

The Board currently has three members, consisting of two independent directors and one non-independent director (our Executive Chairman, Chief Executive Officer and President). We have four standing Board committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Asset Management Committee (collectively, the “Standing Committees”).3 Except for the Asset Management Committee, the Standing Committees are comprised solely of independent directors. We believe that the number of independent, experienced directors that make up the Board along with the leadership and oversight of our Executive Chairman benefits the Company and its stockholders.

Under the Guidelines, the Board provides oversight of CCUR’s risk management processes. Pursuant to the Guidelines and the charter of our Audit Committee, the Audit Committee is primarily responsible for reviewing policies with respect to risk assessment and risk management and meeting periodically with management to review CCUR’s major financial risk exposures and steps management has taken to monitor and control such exposures. Each of the Board committees also considers the risks within its area of responsibilities. For example, in accordance with its charter, our Compensation Committee reviews CCUR’s incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and periodically considers the relationship between risk management and incentive compensation. We believe that the leadership structure of the Board supports its effective oversight of CCUR’s risk management, particularly given that the Board’s standing committees that hold oversight of the Company’s financial and accounting functions and compensation structure are comprised of independent directors.

Directors

The responsibility of the directors is to provide direction and oversight and to exercise their business judgment to act in what they reasonably believe to be in the best interests of CCUR and its stockholders. In discharging that obligation consistent with their fiduciary duties, directors are entitled to rely on the honesty and integrity of CCUR’s executives and its outside advisors and auditors. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities with due care. Directors are expected to review in advance any information distributed before meetings.

Board Meeting Attendance

During Fiscal Year 2019, the Board held 10 meetings. Each incumbent director attended all of the meetings of the Board and committees of the Board on which the director served during Fiscal Year 2019.

The Board has adopted a policy that each director is encouraged to attend CCUR’s regularly scheduled annual meeting of stockholders. Three of the four directors in office at the time, including all of the Company’s current directors, attended the 2018 Annual Meeting of Stockholders.

3 In anticipation of the closing of the Content Delivery sale in Fiscal Year 2018, the Board established the Investment Committee, a special sub-committee of the Board, for the purpose of considering alternative means to deploy our sale proceeds and other corporate assets to maximize long-term value for our stockholders. Such alternatives included, but were not limited to, evaluating opportunities to acquire all or a controlling interest in one or more operating businesses or assets intended to provide attractive returns for our stockholders and result in appreciation in value, a more liquid trading market for our stock, and an enhanced ability for us to utilize our existing U.S. federal net operating loss carryforwards. During Fiscal Year 2019, the Board dissolved the Investment Committee and established the Asset Management Committee as a Standing Committee to continue evaluation of strategic opportunities on a long-term basis. The Asset Management Committee, among other things, continues the work of the former Investment Committee by providing oversight of any potential acquisitive activities that the Company may consider from time to time, and the Company’s ongoing operations and assets and the operations and assets of any subsequently acquired businesses.

Committees of the Board

The membership of each of the Board’s Audit, Compensation and Nominating Committees is indicated in the following table:

Director	Audit Committee	Compensation Committee	Nominating Committee	Asset Management Committee
Wayne Barr, Jr.				Member
David Nicol	Chair	Member	Member	Member
Steven G. Singer	Member	Chair	Chair	Chair

Self-Evaluation

Each year the Board and the Audit, Compensation and Asset Management Committees complete an internal self-evaluation. The self-evaluations are discussed within each committee and then by the Board as a whole, including any areas for improvement.

Stockholder Communications with the Board

We have adopted a formal process for stockholder communications with members of the Board. The process requires CCUR to maintain on its corporate website information explaining that stockholders who wish to communicate directly with the Board may do so by writing the Board as a group or the non-management directors as a group via CCUR’s Corporate Secretary at its corporate headquarters. The policy further provides that the Corporate Secretary shall review all written correspondence received from stockholders and forward such correspondence periodically to the directors. A copy of the procedures for stockholder communication with the Board may be found on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’ In addition, employees, customers, stockholders, vendors or partners may also make anonymous reports under CCUR’s Accounting/Auditing Complaint Policy regarding any financial irregularities, fraud, errors or false statements.

Standing Board Committees

Audit Committee. All of the members of the Audit Committee have been determined by the Board to be independent within the meaning of the SEC rules and the NASDAQ listing standards. Additionally, the Board has determined that Mr. Nicol qualifies as an “audit committee financial expert” pursuant to the SEC rules and the qualifications set forth herein under the “Nominees for Director” heading of this Item 1. The principal responsibilities of the Audit Committee are:

•	to review CCUR’s financial statements contained in filings with the SEC;

•	to pre-approve all audit and non-audit services to be provided by CCUR’s independent registered public accounting firm;

•	to review matters relating to the examination of CCUR’s financial statements by its independent registered public accounting firm and accounting procedures and controls; and

•	to appoint CCUR’s independent registered public accounting firm.

There were nine meetings of the Audit Committee during Fiscal Year 2019. The Audit Committee operates pursuant to a written charter adopted by the Board and reviewed annually. A copy of the charter may be found on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’

Compensation Committee. All of the members of the Compensation Committee have been determined by the Board to be independent within the meaning of the SEC rules and the NASDAQ listing standards. The principal responsibilities of the Compensation Committee are:

•	to review and approve/recommend compensation (salary, bonus and long- and short-term incentives) of the Chief Executive Officer and other senior executives;

•	to oversee the administration of CCUR’s incentive compensation plans, equity-based plans and other employee benefit plans, subject to certain limitations;

•	to annually review and approve the annual incentive bonus structure; and

•	to oversee CCUR’s disclosures in the “Compensation Discussion and Analysis” section contained in the Company’s annual meeting proxy statement.

The Chief Executive Officer reports to the Compensation Committee regularly on the results of the evaluations of any named executive officers other than the Chief Executive Officer. In addition to the Chief Executive Officer’s involvement in conducting evaluations and making compensation recommendations for any other named executive officer, our management team and outside consulting firms play an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team and outside consulting firms periodically suggest alternative forms of compensation or compensation strategies to assist the Compensation Committee in setting compensation packages that will enable us to attract and retain key talent. For further information regarding the executive compensation practices, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee also reviews director compensation practices, in relation to peer companies and outside advice, and recommends to the Board, as appropriate, revisions to our director compensation program. The Board believes that director compensation should be commensurate with the work required and responsibilities undertaken and should serve to align directors’ interests with the long-term interests of stockholders. For further information regarding the compensation practices, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee periodically retains firms for analysis of our executive and director compensation and comparisons to overall compensation offered by peer companies in our industry and other comparable organizations, as well as for other project-related work. The Compensation Committee has the sole authority to engage or terminate outside consulting firms, including sole authority to approve fees and other retention terms. In the fiscal year ended June 30, 2014 (“Fiscal Year 2014”), the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant for executive and director compensation analysis, and re-engaged them in the fiscal year ended June 30, 2016 (“Fiscal Year 2016”) for Chief Executive Officer compensation analysis and in the fiscal year ended June 30, 2018 (“Fiscal Year 2018”) for director compensation analysis. The nature and scope of the engagements is more fully discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. The compensation consultant reports to the Chairman of the Compensation Committee and acts at the Chairman’s direction when engaged on projects for the Committee. Pearl Meyer does not provide any services to CCUR other than those relating to executive and non-employee director compensation, as directed by the Compensation Committee.

In connection with its engagement of compensation consultant Pearl Meyer in Fiscal Years 2014, 2016 and 2018, the Compensation Committee considered the independence of Pearl Meyer and whether the engagement of the compensation consultant raised any potential conflicts of interest. In evaluating the independence of and potential conflicts of interest relating to Pearl Meyer, the Compensation Committee requested and received a letter from the consultant addressing the following factors: (i) other services provided to us by the consultant; (ii) fees paid by us as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any CCUR stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation committee discussed these considerations and concluded that Pearl Meyer was independent, and its engagement did not raise any conflict of interest.

There were five meetings of the Compensation Committee during Fiscal Year 2019. The Compensation Committee operates pursuant to a written charter adopted by the Board and reviewed annually. A copy of the charter may be found on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’

Nominating Committee. All of the members of the Nominating Committee have been determined by the Board to be independent within the meaning of the SEC rules and the NASDAQ listing standards. The principal responsibilities of the Nominating Committee are:

•	to select potential director candidates and recommend selected candidates to the full Board;

•	to develop and recommend to the Board a self-evaluation process for the Board and its committees and oversee such evaluation process; and

•	to make recommendations to the Board concerning the structure and membership of the Board committees.

The Nominating Committee is responsible for assessing and considering director and candidate qualification factors.

In order to fill any positions resulting from vacancies or newly created directorships, the Nominating Committee is responsible for evaluating and recommending candidates to the entire Board for membership. The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. Stockholders may propose nominees for consideration by the Nominating Committee by submitting recommendations to: CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096, Attention: Corporate Secretary in accordance with the CCUR Holdings, Inc. Stockholder Director Nominee Recommendation Policy, which is described below and a copy of which may be found on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’

There was one meeting of the Nominating Committee during Fiscal Year 2019. The Nominating Committee operates pursuant to a written charter adopted by the Board and reviewed annually. A copy of the charter may be found on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’

Asset Management Committee. The principal responsibilities of the Asset Management Committee are:

•	to actively manage the Company’s use and allocation of cash and cash equivalents in accordance with the Company’s investment policy, as approved by the Board;

•	to oversee all individuals or entities responsible for providing services to the Company in connection with the Company’s investment policy;

•	to actively manage the allocation of assets between the Company and its affiliates, which may incorporate analysis of relevant tax considerations, applicable regulations and any other items deemed necessary and appropriate by the committee; and

•	to review and evaluate opportunities to maximize the value of the Company’s assets, including through acquisition of one or more operating businesses and other strategic opportunities.

There were four meetings of the Asset Management Committee during Fiscal Year 2019. The Asset Management Committee operates pursuant to a written charter adopted by the Board and reviewed annually. A copy of the charter may be found on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Corporate Governance.’

Stockholder Recommendations of Director Nominations

The Nominating Committee will consider all properly submitted stockholder recommendations when evaluating director nominees for recommendation to the Board. However, acceptance of a recommendation for consideration does not imply that the Nominating Committee will nominate the recommended candidate. In order to submit a nominee recommendation, stockholders must follow the following procedures:

1.	Submit recommendations in writing to the Corporate Secretary at CCUR’s corporate headquarters.

2.	Include in the submission the following information concerning the recommended individual for the committee to consider:

•	age;

•	business address and residence address of such person;

•	five-year employment history, including employer names and business descriptions;

•	class and number of shares of CCUR stock which are beneficially owned by such person;

•	ability of the individual to read and comprehend financial statements;

•	the information required by Item 404 of SEC Regulation S-K (certain relationships and related transactions);

•	board memberships (if any);

•	any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	a statement supporting the nominating stockholder’s view that the recommended individual possesses the minimum qualifications prescribed by the Nominating Committee for nominees.

3.	Include with the submission a written consent of the individual to be interviewed by the Nominating Committee and to stand for election if nominated and to serve if elected.

4.	Include in the submission the following information concerning the stockholder (or group of stockholders) recommending the individual for the Nominating Committee to consider:

•	name and address, as they appear on CCUR’s books, of such stockholder or stockholders; and

•	class and number of shares of CCUR stock which are beneficially owned by such stockholder or stockholders.

5.	The nominating recommendation must state the relationship between the proposed nominee and the recommending stockholder and any agreements or understandings between the nominating stockholder and the nominee regarding the nomination.

All such director nomination recommendations for an annual meeting of stockholders must be delivered, as provided above, to CCUR’s corporate headquarters not less than 90 days nor more than 120 days prior to October 24, 2020; provided, however, that in the event the annual meeting is not scheduled to be held within 30 days before or after October 24, 2020, recommendations to be timely must be so received no later than the close of business on the later of (i) the 10th day following the date of the public disclosure of the date of the annual meeting or (ii) 90 days prior to the date of the annual meeting.

Stockholders may also directly nominate candidates for election to the Board in accordance with our Amended and Restated By-laws. Any stockholder wishing to make a nomination directly must follow the requirements set forth in Article V of CCUR’s Amended and Restated By-laws, as described under “Other Matters – Stockholder Proposals for the 2020 Annual Meeting of Stockholders.”

Procedures for Identifying and Evaluating Candidates for the Board

The Nominating Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether the Board or its committees have specific unfilled needs. The Nominating Committee then considers nominees identified by the Nominating Committee, other directors, senior management of CCUR and stockholders. The Nominating Committee may obtain, as deemed necessary or appropriate, advice and assistance from legal, executive search, accounting or other advisors.

In identifying and recommending nominees to the Board, the Nominating Committee will consider certain skills and attributes of prospective candidates, including, but not limited to:

•	the highest personal and professional ethics, integrity and values;

•	business or professional knowledge and experience that will contribute to the effectiveness of the Board and the committees of the Board;

•	sound judgment;

•	diversity of skills, experience, age, gender, race, ethnicity and background;

•	lack of interests that materially conflict with those of the Company’s stockholders; and

•	demonstrated professional achievement.

Neither the Nominating Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Board believes that men and women of different ages, races and ethnic and cultural backgrounds can contribute different and useful perspectives and can work effectively together to further the Company’s objectives, and, as noted above, a candidate’s diversity is one of the criteria that the Nominating Committee considers in identifying and recommending nominees to the Board.

Further, the candidate must be willing to:

•	consent to stand for election if nominated and to serve if elected; and

•	devote sufficient time to carrying out his or her duties and responsibilities effectively (our Guidelines prohibit a director from serving on more than five other public company boards).

In addition, the Nominating Committee will consider the following:

•	at least a majority of the Board must be independent as determined by the Board under the NASDAQ listing standards and the SEC rules;

•	at least one member of the Board should have the qualifications and skills necessary to be considered an “audit committee financial expert,” as defined by the SEC rules; and

•	at least two directors must meet the requirements for Audit and Compensation Committee membership required by the NASDAQ listing standards and the SEC rules.

All potential candidates are interviewed by the Nominating Committee and may be interviewed by other members of the Board and senior management.

For each of the nominees to the Board, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating Committee in concluding that the nominee should serve as a director.

Certain Relationships and Related Party Transactions

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions and considers the factors that it determines to be most relevant to evaluating each applicable transaction. A report is made to our Audit Committee annually by our management and our independent registered public accounting firm disclosing any known related party transactions. The Audit Committee reviewed and approved the following reportable transactions occurring during Fiscal Year 2019 and Fiscal Year 2018.

Management Agreement

As announced in the Current Report on Form 8-K filed by the Company with the SEC on February 14, 2019, the Company entered into a management agreement, as amended (the “Management Agreement”), with CIDM LLC (the “Asset Manager”) on February 14, 2019 under which the Asset Manager (i) provides the Company with advisory services with respect to the management and allocation of the Company’s assets and (ii) exercises discretionary management authority over the Company’s trading portfolio of publicly traded securities.

The Asset Manager is an entity managed and owned by Julian Singer. Mr. Singer is also the managing principal of JDS1, LLC (“JDS1”), an entity that owns 3,586,269 shares of the Company’s common stock based on a Schedule 13D/A filed by Mr. Singer with the SEC on February 21, 2019, which comprises approximately 40.2% of the Company’s outstanding stock as of June 30, 2019. Under the Management Agreement, Mr. Singer is defined as a “Key Person” and the Company is relying on his relevant expertise for performance under the Management Agreement.

The Asset Manager will receive the following compensation for performance under the Management Agreement:

•	an annual management fee equal to 2% of the fair market value of the Assets (as defined in the Management Agreement), payable quarterly in arrears;

•	a performance fee in respect of each performance period, which shall be equal to 20% of the appreciation of end-of-year net asset value as calculated pursuant to the 2019 CCUR Bonus Plan, payable quarterly in arrears; and

•	a quarterly cash payment of $50,000 for full satisfaction of the related expenses of the Asset Manager.

The management fee and performance fee are paid through the issuance of contractual stock appreciation rights based on the value of the Company’s common stock, which rights do not require any cash payment to the Asset Manager unless and until there are certain qualifying changes of control (which does not include any change of control related to the stock ownership of the Asset Manager or its affiliates) as contemplated in an exhibit to the Management Agreement. The stock appreciation rights are not issued under the CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (the “Stock Plan”).

Pursuant to the terms of the Management Agreement, the Asset Manager is required to consider participation by the Company in all appropriate opportunities within the purpose and scope of the Company’s objectives that are under consideration for the accounts of other clients of the Asset Manager or any of its affiliates. Thus, the Company may hold investments similar to or in conjunction with the Asset Manager or its affiliates.

Kandela, LLC

On October 29, 2018, the Company entered into a loan agreement with Kandela, LLC (“Kandela”), pursuant to which the Company provided Kandela with a $3,000,000 line of credit secured by a first priority security interest in accounts receivable and other assets of Kandela and subject to a monthly interest payment equal to the prime rate plus five percent per annum. At the time of the loan, an affiliate of JDS1, CCUR’s largest stockholder holding approximately 40.2% of the Company’s outstanding stock as of June 30, 2019, owned a 10% equity interest in Kandela. On March 21, 2019, CCUR received payment in full of all amounts owed to it by Kandela, including fees and interest payments, under the loan agreement and terminated the agreement. CCUR received $65,000 in total fees, including $45,000 paid as an early termination fee, and $34,586 in total interest payments.

HC2 Bonds

On or around November 14, 2018, JDS1, CCUR’s largest stockholder holding approximately 40.2% of the Company’s outstanding stock as of June 30, 2019, assisted the Company in purchasing bonds of HC2 Holdings, Inc., by selling $2,500,000 of bonds of HC2 Holdings, Inc. to the Company at the prevailing market price.

Elder Separation Agreement

As announced in the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2018, pursuant to the Separation and Consulting Agreement and General Release of Claims (the “Separation Agreement”) with Derek Elder, CCUR’s former Chief Executive Officer and a former director of the Company, Mr. Elder provided consulting services to the Company from January 1, 2018 through December 31, 2018. As consideration for the consulting services, Mr. Elder received: (i) one payment of $217,722 on or about July 1, 2018; and (ii) an aggregate of $217,722 payable in six substantially equal monthly installments during the period beginning on July 1, 2018 through December 31, 2018. Mr. Elder was eligible to also receive an “Incentive Transaction Bonus” (as defined in the Separation Agreement) upon the consummation of any acquisition of any entity or business (as defined in the Separation Agreement, a “Sourced Business”) by the Company that Mr. Elder sourced and introduced to the Company during the consulting term and consummated on or before the 90th day following the termination of the consulting term (as defined by the Separation Agreement, a “Sourced Transaction”). The Incentive Transaction Bonus equaled the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the Net Asset Value (as defined in the Separation Agreement) of a subsequent sale of the Sourced Business by the Company consummated on or before the 5th anniversary of the closing of the Sourced Transaction. The Separation Agreement was amended on June 25, 2018 to allow Mr. Elder to elect to receive the consulting payments directly or through his company Sky Advisors LLC. The Separation Agreement expired on December 31, 2018 and no Incentive Transaction Bonus was paid under the Separation Agreement.

Consulting Agreement with Robert Pons

As announced in the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2018, in connection with the resignation of Robert Pons from the Board, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Spartan Advisors, Inc. (“Spartan”), a corporation owned by Mr. Pons. Pursuant to the Consulting Agreement, Spartan provided consulting services that included identifying and presenting investment opportunities to the Company within the parameters provided and other services as reasonably requested by the Board. During the term of the Consulting Agreement, Spartan was paid an aggregate of $85,000 annually in 12 monthly installments. Spartan was also eligible to receive an “Incentive Transaction Bonus” (as defined in the Consulting Agreement) upon the consummation of any acquisition (as defined in the Consulting Agreement, a “Sourced Transaction”) of an entity or business (as defined in the Consulting Agreement, a “Sourced Business”) by the Company that Spartan sourced and introduced to the Company during the term of the Consulting Agreement. Any transaction bonus payable to Spartan would be equal to the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the “Net Asset Value” (as defined in the Consulting Agreement) of any subsequent sale of the Sourced Business by the Company. Mr. Pons also received 7,500 shares of restricted units of common stock of the Company, with vesting lapsing in equal installments on the first, second and third anniversary of the Consulting Agreement. The initial term of the Consulting Agreement was from January 1, 2018 through December 31, 2018 and, effective January 1, 2019, the agreement was amended to extend its term through June 30, 2019. During the term of the Consulting Agreement, 2,500 shares of the restricted stock vested, and the remaining 5,000 shares were forfeited upon expiration of the agreement on June 30, 2019. No Incentive Transaction Bonus was paid under the Consulting Agreement.

Share Purchase Agreement

As a part of the Company’s share repurchase program announced in its Current Report on Form 8-K filed with the SEC on March 5, 2018, on March 19, 2018, pursuant to a stock purchase agreement, the Company purchased 149,224 shares from Mr. Elder for a purchase price of $5.35 per share, resulting in an aggregate purchase price of $798,348.40.

Compensation of Directors

Current Non-Employee Director Compensation

On December 27, 2018, the Board, based on the recommendation of the Compensation Committee, determined that it was appropriate to modify non-employee director compensation as immediately detailed below.

Annual Retainer. The Board determined that it was appropriate for non-employee Board members to continue receiving an annual retainer of $40,000, which retainer payment is irrespective of the number of yearly Board and committee meetings and payable in quarterly installments.

Chairmen Compensation. The Nominating and Compensation Committee chairmen continue to each receive an annual chairmen payment of $2,500. The Audit Committee chairman fee was increased from $2,500 to $5,000. The chairman of the Asset Management Committee, a committee created in Fiscal Year 2019, receives an annual equity grant of 17,500 shares of restricted stock with restrictions lapsing over a three-year period.

A non-employee Board Chairman is entitled to an annual chairman payment of $5,000. All chairmen fees are payable in quarterly installments. No fees will be paid to committee members.

Long-Term Incentives. Each non-employee director will receive an annual equity grant of 7,500 shares of restricted stock, with restrictions lapsing over a three-year period, and the Compensation Committee has the discretion to award additional equity awards as it deems appropriate.

None of the directors received perquisites in Fiscal Year 2019. Employee directors do not receive any separate compensation, except as described above, or perquisites for their service on the Board.

Prior Non-Employee Director Compensation

During part of Fiscal Year 2019, from July 1, 2018 through December 27, 2018, non-employee directors received compensation under the compensation program described immediately below.

Annual Retainer. Each non-employee Board member received an annual retainer of $40,000 irrespective of the number of yearly Board and committee meetings and payable in quarterly installments.

Chairmen Fees. The Audit, Nominating and Compensation Committee chairmen each received an annual chairmen payment of $2,500. The chairmen fees were payable in quarterly installments. No fees were paid to committee members. A non-employee Board Chairman was entitled to an annual chairman payment of $5,000.

Long-Term Incentives. Each non-employee director received an annual equity grant of 7,500 shares of restricted stock, with restrictions lapsing over a three-year period, and the Compensation Committee had the discretion to award additional equity awards as it deemed appropriate.

Engagement of Compensation Consultant

The Compensation Committee annually reviews non-employee director compensation and periodically engages a compensation consultant.

Early in Fiscal Year 2018, the Compensation Committee re-engaged Pearl Meyer to evaluate non-employee director compensation. The firm considered the following factors in its evaluation:

•	the increased frequency of Board and committee meetings during the fiscal year ended June 30, 2017 in comparison to prior fiscal years and the average annual meeting frequency among the general industry and peer companies;

•	the cost savings from the reduction in size of the Board from seven to the then five directors and reduced chairmen fees;

•	the increased time commitment for non-employee directors due to the decreased size of the Board and increased meeting frequency;

•	compensation provided by similarly sized companies and those in the high-tech or communication industries;

•	average annual increases in the general industry; and

•	the appropriate mix of cash compensation and long-term incentives.

The 12 peer companies identified below were recommended by Pearl Meyer and approved by the Compensation Committee for the evaluation:

Brightcove, Inc.	GSE Systems, Inc.	Sonic Foundry, Inc.
CSP, Inc.	iPass, Inc.	Synacor, Inc.
Exa Corporation	Numerex Corp.
Falconstor Software, Inc.	Qumu Corporation
GlobalSCAPE, Inc.	SeaChange International, Inc.

Based on the recommendation and input from Pearl Meyer, the Board concluded that the director compensation program should be modified as of the 2017 Annual Meeting of Stockholders, which program was further modified in Fiscal Year 2019 to the current compensation set forth above.

The table below sets forth the compensation paid to each non-employee director who served on the Board in Fiscal Year 2019. Directors who are also employees of the Company (currently Mr. Barr) do not receive compensation (other than their compensation as employees of the Company) for their service on the Board.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David Nicol	43,750	27,675	71,425
Steven G. Singer	43,750	92,250	136,000
Dilip Singh	21,250	-	21,250

(1)

The amounts in this column reflect the grant date fair value for stock awards granted in Fiscal Year 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each non-employee director at the time of the grant received shares on February 19, 2019 valued based on the closing stock price of CCUR’s common stock of $3.69 per share. As of June 30, 2019, the aggregate number of restricted stock awards held by non-employee directors was as follows: Mr. Nicol, 15,000; and Mr. Singer, 40,000. Mr. Singh did not stand for election to the Board at the 2018 Annual Meeting and departed the Board, effective November 8, 2018. Although Mr. Singh did not receive any equity awards in Fiscal Year 2019, the Board accelerated the vesting of 2,500 shares of restricted stock previously awarded to him. As of February 13, 2018, Mr. Barr began serving as the Company’s Interim Chief Executive Officer and President on a consultant basis until his election as Chief Executive Officer and President, effective March 1, 2019. He remained eligible to receive equity awards for his service as a director during his interim period as Chief Executive Officer and President. Following his election as Chief Executive Officer and President, Mr. Barr receives equity compensation solely for his service as Chief Executive Officer and President pursuant to the terms of his employment agreement, as set forth in the “Compensation Discussion and Analysis” section.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers for Fiscal Year 2019

Our named executive officers (“NEOs”) for Fiscal Year 2019 were Wayne Barr, Jr. (Executive Chairman, Chief Executive Officer and President) and Warren Sutherland (Chief Financial Officer).

On February 13, 2018, the Board elected then Chairman of the Board Mr. Barr to serve as the Interim Chief Executive Officer and President of the Company, on a consultant basis, and to continue his service as Executive Chairman of the Board. Effective March 1, 2019, Mr. Barr was elected as Chief Executive Officer and President of the Company by the Board, and he continues to serve as Executive Chairman of the Board.

Comparison Objectives and Overview of Executive Compensation Program

Components of Compensation

Our executive compensation program consists of three primary components: base salary, an annual cash incentive opportunity and long-term equity-based incentive awards. We pay base salaries to remain competitive in the marketplace and to attract and retain talented executives. Base salaries are established assuming an acceptable level of individual performance and provide our executives with a steady cash payment. During the first part of Fiscal Year 2019, shortly after the sale of our historical business divisions, the Compensation Committee provided discretionary cash bonuses to senior management based on its assessment of achievement of the goals specific to the Company during that specific post-sale period. During the latter part of Fiscal Year 2019, during which we began operation of our real estate and merchant cash advance operating segments, the Compensation Committee and the Board established and approved an annual cash-based incentive program, our “NAV Program,” with payouts contingent on the increase in the Company’s net asset value, subject to certain adjustments and exclusions. In addition, through periodic grants of long-term equity-based incentive awards, we seek to enable executives to develop and maintain a significant long-term equity interest in our common stock, align our executives’ actions with our stockholders’ interests and create a retention incentive for our executives to continue their employment with us.

We believe it continues to be necessary to consider and provide as appropriate the three identified elements of compensation — base salary, an annual cash bonus award and long-term equity-based incentive awards — to compete for and retain executive talent in a competitive marketplace. The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to this philosophy.

Determination of Compensation

Total Compensation

In establishing each NEO’s total compensation package, the Compensation Committee considers the following as it deems appropriate:

•	the compensation packages of executive officers in similar positions at a comparable group of peer companies based on reported and survey information as described below;

•	the experience and contribution levels of the individual executive officer;

•	the Company’s performance; and

•	advice received from Pearl Meyer, the Compensation Committee’s independent compensation consulting firm.

Each element of compensation is compared with that of peer companies through review of analyses prepared by the consulting firm, the Surveys (as defined below) and the input received from the consulting firm. Total compensation (the combined value of base salary, target annual incentive award and grant date fair value of long-term equity-based incentive awards) is also assessed.

With respect to long-term equity-based incentive awards, the Compensation Committee also considers the amount and value of stock options and restricted stock currently held by the NEOs and senior managers when determining new grants. The Compensation Committee’s focus is on compensating executives for their individual performances and their expected future contributions to CCUR, in addition to the potential material adverse effect of the risks arising from these compensation practices.

Peer Group Analysis

In Fiscal Year 2016 and Fiscal Year 2018, the Compensation Committee retained Pearl Meyer to advise the committee on executive and/or director compensation policies and practices. This advice, which included a peer group analysis and survey information, was considered by the Compensation Committee in establishing the framework of our executive compensation package for Fiscal Years 2016 to 2019. The peer group recommended by the consulting firm and approved by the Compensation Committee used for purposes of analyzing the structure of our executives’ compensation included similarly sized companies and those in the high-tech or communications industries. These criteria resulted in a group of companies against which our executive compensation program was evaluated. For the Fiscal Year 2016 study on executive compensation, the peer companies were:

Brightcove, Inc.	GSE Systems, Inc.	Sonic Foundry, Inc.
CSP, Inc.	iPass, Inc.	Synacor, Inc.
Exa Corporation	Numerex Corp.	Violin Memory, Inc.
Falconstor Software, Inc.	Qumu Corporation	Zhone Technologies, Inc.
GlobalSCAPE, Inc.	SeaChange International, Inc.

The Compensation Committee also references survey information (“Surveys”) obtained on-line from various sources, including surveys provided as directed from the committee’s compensation consultant or counsel or reports published by global compensation organizations and local consulting firms.  This data is utilized on an on-going basis to confirm that the base salaries, annual cash incentive awards and long-term stock awards continue to be customary and competitive.

Fiscal Year 2019 Base Salaries

Individual base salaries are determined through an evaluation of individual performance levels and contributions to our business objectives, as well as comparisons to the peer group described above and the Surveys for similar positions in respective markets. Salaries are reviewed annually for each NEO.

In Fiscal Year 2019, Mr. Barr received a monthly stipend of $15,000 for his service as Interim Chief Executive Officer and President through March 1, 2019, the effective date for his election as Chief Executive Officer and President. Effective with his election as Chief Executive Officer and President, Mr. Barr received an annual base salary of $300,000. Mr. Sutherland received an annual base salary of $232,500 from July 1, 2018 through December 31, 2018 and $250,000 from January 1, 2019 through June 30, 2019.

Annual Incentive Awards

Discretionary Bonuses

After the sale of our remaining historical business division on December 31, 2017, the Compensation Committee awarded discretionary cash bonuses to senior management as it deemed appropriate based on its measurement of performance during the Company’s post-sale transition period while the Company evaluated use of the sale proceeds to acquire new operating businesses and assets. On January 30, 2018, the Compensation Committee approved a discretionary bonus payment of $50,000 to Mr. Sutherland that was paid in Fiscal Year 2019. On January 4, 2019, the Compensation Committee approved a discretionary bonus payment of $55,000 to Mr. Barr that was paid in Fiscal Year 2019.

Adoption of 2019 CCUR Bonus Plan

As announced in the Current Report on Form 8-K filed by the Company with the SEC on January 7, 2019, on January 1, 2019, upon the recommendation of the Compensation Committee of the Board, the Board adopted the 2019 CCUR Bonus Plan (referred to herein as the “NAV Program”), pursuant to which certain senior employees of the Company have the opportunity, among other things, to earn cash and equity incentive awards through a program based on growth in the Company’s net asset value (“NAV”). The NAV Program replaces the Company’s previous  bonus program implemented for senior employees. The NAV Program is subject to, and, where applicable, governed by, the terms of the Stock Plan.

Pursuant to the terms of the NAV Program, each participant in the NAV Program is eligible to receive a portion of a bonus pool allocated by the Compensation Committee based on the Company’s NAV growth in a calendar year net of a 5% required return threshold, subject to certain adjustments and exclusions as set forth therein. The Compensation Committee will determine the participants of the NAV Program and the allocations of the share of the bonus pool among such participants.

For each NAV Program participant, the participant’s portion of the bonus pool shall be awarded as follows: (i) 50% of the award value will be paid in cash within 74 days after the end of the calendar year for which it is awarded; and (ii) 50% will be paid in cash, equity or a combination thereof, at the discretion of the Compensation Committee and subject to the limitations set forth in the Stock Plan.

Our NEOs are subject to the reimbursement or ‘clawback’ provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

Long-Term Equity-Based Incentive Awards

The Compensation Committee recommends to the Board, and the Board approves, grants of long-term equity-based incentive awards to the NEOs and senior employees in the form of stock options and restricted stock. In determining the size of the grants, the Compensation Committee and the Board consider the amount and value of stock options and restricted stock currently held, the executive’s performance during the prior year, and the executive’s likely continued future contributions to CCUR, as well as the executive’s role within CCUR. The Compensation Committee also considers the value of awards granted to executives in similar positions at the peer companies based on the input received from the consulting firm and the Surveys.

The Compensation Committee recommends and the Board approves awards of stock options or restricted stock to the NEOs and senior managers generally at the time of initial employment and at discretionary intervals thereafter.

The Compensation Committee, in determining whether to grant stock options or restricted stock, considers what it believes most effectively motivates employees under different market conditions. The Compensation Committee considers long-term incentive grants based on recommendations from our Chief Executive Officer and Human Resources staff, as well as our compensation advisors. In recent years, the Compensation Committee has primarily utilized restricted stock and other equity incentives periodically to focus individuals on our long-term performance, to motivate their performance and to retain them. The restricted stock may be performance-vested or time-vested.

All stock options are approved with exercise prices equal to the closing market price of our common stock on the date of grant. The date of the grant is the date of the Compensation Committee meetings, unless the approval is at a meeting preceding the release of earnings for the prior period, in which case the grant date is two business days after the earnings release. The Compensation Committee does not have any program, plan or practice to time stock option grants in coordination with the release of material nonpublic information, nor do we time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Fiscal 2019 Equity Awards

Pursuant to their employment or consulting agreements, the “Summary Compensation Table” below reflects the equity awards granted to our NEOs for Fiscal Year 2019.

Effective January 1, 2019, the Company entered into a “Second Amendment to Employment Agreement” with Warren Sutherland, pursuant to which Mr. Sutherland received an award of 25,000 shares of restricted stock under the Stock Plan which shares vest in three equal installments on the anniversary of the grant date. Mr. Sutherland will remain eligible for other long-term incentive awards.

On February 11, 2019, the Board elected Wayne Barr, Jr. as the Company’s Chief Executive Officer and President, with such election to be effective March 1, 2019. Pursuant to the Employment Agreement entered between the Company and Mr. Barr, Mr. Barr was awarded 40,000 shares of restricted stock under the Stock Plan which shares vest in three equal installments on the anniversary of the grant date, issued pursuant to the Stock Plan. Mr. Barr will remain eligible for other long-term incentive awards.

During his tenure as Interim Chief Executive Officer and President, Mr. Barr was granted a non-qualified stock option, subject to and as defined in the Stock Plan, for the purchase of 15,000 shares of the Company’s common stock, priced at the closing market price on the date of grant. Pursuant to the terms of his employment, those options continue to vest during Mr. Barr’s service as Chief Executive Officer and President in accordance with the existing three-year vesting period.

Severance

Pursuant to the employment agreements with Mr. Barr and Mr. Sutherland, we provide severance pay either in the form of cash and/or equity compensation, which is more fully described below under “Potential Payments Upon Termination or Change in Control.” The Company has historically provided severance pay to NEOs under their employment agreements and, in doing so, the Compensation Committee has received advice from its compensation advisors and the Surveys indicating that other comparable companies provide their NEOs similar protections in the form of severance and the amount of payments that are customary and reasonable in our industry. The Compensation Committee believes that providing severance to the NEOs is customary for our industry and remains necessary for us to compete for and retain executive talent. This approach ensures that our NEOs continue to act in the best interests of stockholders even in the event that they are at risk of losing their jobs, which is even more important now as the Company continues its search for acquisition opportunities and expands its current operations. This strategy is particularly important and worthwhile given the difficulty for a high-level employee to secure a comparable position at another company quickly and for CCUR to remain competitive with other companies that routinely offer a similar benefit to their executive officers.

Compensation Risk Analysis

The Compensation Committee engaged Pearl Meyer in late Fiscal Year 2016 to perform a high-level risk assessment of the Company’s compensation program for NEOs and directors and any potential risk mitigation factors associated with existing policies and practices. Each year management evaluates the risk of the Company’s compensation programs for all employees, consistent with the risk assessment completed by the consulting firm. The Compensation Committee considered the findings of the assessments conducted and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks. The analyses considered the following attributes of the programs:

•	base salaries are periodically benchmarked and are competitive;

•	balance between fixed and variable compensation varies with responsibility level;

•	incentive award opportunities are capped and are tied to multiple performance metrics;

•	performance goals and payouts are reviewed by the Compensation Committee consisting of independent non-employee directors;

•	the mix of time-vested and performance-vested equity incentives;

•	executives receive equity-based incentives which vest over multiple years;

•	limited use of employment agreements and packages offered are competitive;

•	executives own meaningful levels of Company stock; and

•	use of incentive plan performance goals that are both challenging and realistic.

The Compensation Committee continues to periodically review and obtain Surveys to monitor whether compensation remains in line with the Company’s business and structure and the relevant marketplace.

Benefits and Perquisites

The Company offers Mr. Barr and Mr. Sutherland the healthcare, disability and life insurance coverage made available to other full-time employees. The Company previously offered a 401(k)-matching program to Mr. Sutherland and other full-time employees up and until June 30, 2018, at which time the Company’s 401(k) program was terminated.

Role of Management in Determining Compensation

Evaluations of the NEOs’ (other than the Chief Executive Officer) performance are conducted on a regular basis by the Chief Executive Officer. The Chief Executive Officer reports to the Compensation Committee on the results of the evaluations of the other NEO. The Chief Executive Officer’s performance is periodically evaluated by the Compensation Committee and the Board.

In addition to the Chief Executive Officer’s involvement in reviewing the performance of any other NEO, our management team plays an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Compensation Committee in establishing compensation packages that will enable us to attract and retain key talent. The Compensation Committee solicits input from executive management on compensation related strategies and practices. Additionally, the Compensation Committee utilizes the data and analysis from its compensation advisors and Surveys to gain a comprehensive view of related factors affecting its decision making. Management has not retained its own compensation consultant.

Tax Considerations

The Compensation Committee considers the impact of certain provisions of the Internal Revenue Code of 1986, as amended, relating to tax when making decisions on executive compensation. The primary provision the committee considers is Section 162(m).

Section 162(m) includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to our highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Stock options and restricted stock granted to our NEOs from time to time are designed to qualify as performance-based compensation under Section 162(m). The Compensation Committee may determine, however, that one or more awards granted should not conform to these requirements if, in its judgment, such payments are necessary to achieve our compensation objectives and protect stockholder interests and the benefit of the compensation arrangement for CCUR and its stockholders outweighs the incremental cost to CCUR.

Recently enacted legislation expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation effective for Fiscal Year 2019. Therefore, compensation in excess of $1 million paid to NEOs in Fiscal Year 2019 and later fiscal years will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Summary Compensation Table

					Non-Equity
				Stock	Incentive Plan	All Other
Name and	Fiscal	Salary	Bonus	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	(1) ($)	(2) (3) ($)	(4) ($)	(5) (6) ($)	($)
Wayne Barr, Jr.
Executive Chairman,	2019	93,468	55,000	148,080	-	120,000	416,548
Chief Executive Officer and President	2018	-	-	123,480	-	75,000	198,480

Warren Sutherland	2019	240,855	50,000	92,250	-	-	383,105
Chief Financial Officer	2018	221,260	164,000	-	78,755	13,911	477,926

(1)

Includes the following amounts paid as discretionary bonuses:  For Fiscal Year 2019: Mr. Sutherland - $50,000 for the successful filing of CCUR's Annual Report on Form 10-K for Fiscal Year 2018; Mr. Barr, Jr. - $55,000 paid at the discretion of the Compensation Committee.  For Fiscal Year 2018: Mr. Sutherland  - $114,000 paid on closing the transaction to sell the Content Delivery business, and $50,000, in aggregate, for the successful filing of CCUR's Quarterly Reports on Form 10-Q for the second and third quarters of Fiscal Year 2018.

(2)	The Fiscal Year 2019 amounts reported in this column for each NEO represents the grant date fair value of the performance-based or time-based restricted stock awards granted during Fiscal Year 2019 computed in accordance with Accounting Standards Codification Topic 718-10, Compensation – Stock Compensation. See Note 9 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for Fiscal Year 2019 for the assumptions used to value these awards. No awards were granted to Mr. Sutherland in Fiscal Year 2018.

(3)	The Fiscal Year 2018 amounts reported for Mr. Barr in this column represent his outstanding equity awards pursuant to: (i)15,000 options to buy Company stock granted on February 16, 2018, in consideration for his service as Interim Chief Executive Officer and President and (ii) an award of 7,500 shares of restricted stock granted on November 15, 2017 and an award of 7,500 shares of restricted granted to Mr. Barr on February 16, 2018, both in connection with Mr. Barr’s Board service and which vest in equal installments on the first, second and third anniversary of the respective grant date. The Fiscal Year 2018 amounts reported for the options granted to Mr. Barr reflect the grant date fair value for options to buy the Company's stock valued on the February 16, 2018 grant date and based on the Black-Scholes valuation model determined in accordance with the Account Standards Codification 718-10.

(4)

The amounts reported in this column represent incentive plan compensation earned by the NEOs under the Company's previous Annual Incentive Plan ("AIP") for Fiscal Year 2018.  The amounts represent the pro-rated portion of the maximum award payable to the officers, based upon six months of operations of the prior Content Delivery business before its sale to a third party buyer on December 31, 2017.

(5)	The amount reported in this column for Mr. Sutherland represents 401(k) employer matching paid to his benefit plan account in Fiscal Year 2018.

(6)	In February 2018, Mr. Barr was appointed as Interim Chief Executive Officer and President, upon which time his quarterly Board fee was replaced with a $15,000 monthly stipend based on his services provided as Interim Chief Executive Officer. Mr. Barr received this fee each month through February 2019. In January 2019 Mr. Barr received a $55,000 discretionary cash bonus. In March 2019, Mr. Barr became an employee of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards held by the NEOs on June 30, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Wayne Barr, Jr.	5,000	10,000	5.42	2/15/2028	50,000	192,500

Warren Sutherland	-	-	-	-	25,000	96,250

(1)	The amount reported in this column for Mr. Barr includes 5,000 shares that Mr. Barr has the right to purchase pursuant to a non-qualified stock option granted to him in Fiscal Year 2018 during his tenure as Interim Chief Executive Officer and President. Mr. Barr was granted 15,000 shares pursuant to this non-qualified stock option, subject to the terms of the Stock Plan, which vests in equal installments on the first, second and third anniversary of the February 16, 2018 grant date. Mr. Barr has the right to purchase the first installment of 5,000 shares that vested on February 16, 2019.

(2)	The amount reported in this column for Mr. Barr includes (i) 40,000 shares of restricted stock granted on March 1, 2019 in connection with Mr. Barr’s election as Chief Executive Officer and President, which shares are subject to the terms of the Stock Plan and vest in equal installments on the first, second and third anniversary of the grant date and (ii) 10,000 shares of restricted stock that remain unvested pursuant to an award of 7,500 shares of restricted stock granted to Mr. Barr on November 15, 2017 and 7,500 shares of restricted granted to Mr. Barr on February 16, 2018, both in connection with Mr. Barr’s Board service and which vest in equal installments on the first, second and third anniversary of the respective grant date. The amount reported in this column for Mr. Sutherland is for 25,000 shares of restricted stock granted to him on February 19, 2019, subject to the terms of the Stock Plan, that vest in equal installments on the first, second and third anniversary of the grant date.

Potential Payments Upon Termination or Change in Control

The employment agreements with Mr. Barr and Mr. Sutherland and the terms of the Stock Plan provide for certain payments or accelerated vesting of awards as described below.

Executive Employment Agreements

Wayne Barr, Jr. On February 14, 2019, we entered into an employment agreement with Mr. Barr that became effective on March 1, 2019 and remains in place until terminated (i) by Mr. Barr or (ii) by the Company with or without Due Cause (as defined below) or upon death, continuing disability, termination after a change in control or constructive termination without Due Cause. Mr. Barr’s annual salary is $300,000 and he is eligible for a target bonus amount equal to 35% of the available bonus pool under the NAV Program.

Warren Sutherland. On May 15, 2017, we entered into an employment agreement with Mr. Sutherland, as amended on January 30, 2018 and January 1, 2019, that automatically renews on March 1, 2020 and thereafter remains in place until terminated, before or after renewal, (i) by Mr. Sutherland or (ii) by the Company with or without Due Cause or upon death, continuing disability, termination after a change in control or constructive termination without Due Cause. Mr. Sutherland’s annual salary was $232,500 for the first half of Fiscal Year 2019 (July 1, 2018-December 31, 2018) and $250,000 for the second half of Fiscal Year 2019 (January 1, 2019-June 30, 2019). He is eligible for a target bonus amount equal to 25% of the available bonus pool under the NAV Program.

Our employment agreements historically have contained generally the same terms, including (i) a base salary and (ii) an annual incentive award opportunity, both of which are reviewed annually and are subject to change at the discretion of the Board or the Compensation Committee.

Our employment agreements typically provide that employment may be terminated by either CCUR or the respective NEO at any time and sometimes at a specified expiration time. In the event an agreement is:

•	terminated (i) directly by us without Due Cause, (ii) in certain circumstances, constructively by us, or (iii) within one year of a Change in Control (as defined below in the Stock Plan); or

•	with respect to Mr. Sutherland, if his employment is not extended beyond March 1, 2020,

the terminated employee will receive severance compensation. The severance compensation for Mr. Barr and Mr. Sutherland consists of the following:

•	salary at the time of termination for a period of 12 months from the date of termination or expiration or in the event of a constructive termination within one year of a Change of Control;

•	the amount of annual incentive award, if any, paid in the fiscal year prior to termination or constructive termination; provided, however, that Mr. Sutherland is not eligible to receive this incentive payment as part of severance compensation if his employment expires on March 1, 2020; and

•	COBRA continuation coverage during the severance period under our health plan for the employee and his eligible dependents who were covered under the health plan at the time of termination at the same premium charged to active employees during such period.

The employment agreements define constructive termination as (i) demotion, (ii) material change in authority, duties or responsibilities, (iii) material decrease in salary or incentive award opportunity, (iv) material reduction in benefits, (v) material breach of the employment agreement by us or (vii) for Mr. Sutherland, if his employment is not extended beyond March 1, 2020.

Except for the prior year incentive award, which would be paid in a lump sum on the first pay date after termination, severance compensation would be paid in equal, biweekly installments or in accordance with our normal salary payment procedures. If we determine that the amounts payable are on account of an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(n)) and exceed the “separation pay allowance” described below, the excess amounts payable would be accumulated and distributed in a single sum six months and one day after the date of the separation from service. If we reasonably determine that the amounts payable are not on account of an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(n)), no amount shall be distributed before the date that is six months after separation from service. Further, any amounts that would have been distributed during the six months after the separation from service will be accumulated and distributed in a single sum six months and one day after the date of separation from service. The “separation pay allowance” means an amount that is two times the lesser of (i) the NEO’s annualized compensation or (ii) the compensation limit in effect under Internal Revenue Code Section 401(a)(17).

For a NEO, the term “Due Cause” means the NEO:

a.	committed a willful serious act to enrich himself at our expense or has been convicted of a felony involving moral turpitude;

b.	willfully and grossly neglected his duties, or intentionally failed to observe specific lawful directives or policies of the Board;

c.	failed to take reasonable and appropriate steps to determine the accuracy of Sarbanes-Oxley Act certifications; or

d.	failed to fulfill any of his duties to administer effective systems and controls necessary for compliance with the Sarbanes-Oxley Act.

If an employment agreement is terminated for any reason, the terminated employee is prohibited from competing with us, soliciting our customers or trying to hire our employees for the period in which severance is provided, if any, plus one additional year from such severance period.

CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan

The Stock Plan became effective November 1, 2011 and was amended effective October 23, 2014 and November 8, 2018 to increase the shares authorized thereunder and on February 8, 2018 solely to reflect the Company’s name change from Concurrent Computer Corporation to CCUR Holdings, Inc. Under the Stock Plan, if an employee terminates employment for any reason other than death, disability or cause, existing and vested stock options may be exercised for a period of three months. If an employee is terminated for Cause, any stock options held by such person shall immediately terminate. “Cause” has the meaning set forth in an award or, if there is no such definition in the award, (i) the conviction of the employee for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the employee’s employment duties (or duties as a director, in the case of a non-employee director) or (iii) willful and deliberate failure on the part of the employee to perform his or her employment duties (or duties as a director, in the case of a non-employee director) in any material respect. Regardless of the reason for termination, any restricted or performance shares on which the restriction has not lapsed shall be cancelled upon termination.

Upon a Change in Control, any unvested, unexercised options to purchase shares shall immediately vest and the restrictions will lapse on any restricted and performance shares. “Change in Control” means the occurrence of any of the following events:

a.	the acquisition of 50% or more of our stock by a party that is not a fiduciary holding the shares for our benefit;

b.	a change in the composition of the Board such that a minority of the directors (i) have been directors for at least 24 months, (ii) are serving as the result of a Merger as defined in (c) below or (iii) were elected or nominated by at least two-thirds of the then directors described in this subsection (b) (i) and (ii) (excluding directors nominated or elected as a result of an actual or threatened proxy contest);

c.	a merger, consolidation, reorganization, sale of substantially all of our assets, or the acquisition of assets or stock of another company, (“Merger”) unless (i) those holding our shares prior to the Merger hold more than 50% of the voting shares of the successor entity, (ii) more than 50% of the directors were our directors prior to the Merger and (iii) no entity owns 50% or more of our shares without approval of the Board; or

d.	a liquidation or dissolution of the Company.

If an employee is terminated due to death or continuing disability, any stock options vested at the time of termination may be exercised until the earlier of one year following termination or until the expiration of the stock options. Under such a termination, the Compensation Committee has the authority to accelerate vesting or further extend the time to exercise.

Wayne Barr, Jr.

The following table describes the estimated incremental compensation upon termination or Change in Control for Mr. Barr, assuming the triggering event occurred on June 30, 2019. The actual amount of compensation can only be determined at the time of termination or Change in Control.

Payments and Benefits upon Termination	Voluntary Termination	Change in Control	Constructive Termination	For Cause Termination	Termination without Cause	Death	Disability
	($)	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary	-	300,000	300,000	-	300,000	-	-
Incentive Award	-	-	-	-	-	-	-
Acceleration of Unvested Stock Awards (1)	-	192,500	-	-	-	-	-
Benefits:
Post Termination Medical (2)	-	16,545	16,545	-	16,545	-	-

Total	-	509,045	316,545	-	316,545	-	-

(1)	The amount in this row represents the full value of unvested restricted stock awards and stock options as of June 30, 2019, to the extent vesting would be accelerated upon a change of control. The assumed price is $3.85 per share, which was the closing price of our common stock on June 28, 2019. The strike price for the options is $5.42 per share, so the intrinsic value of the options was $0 as of June 30, 2019.

(2)	The amount shown is the grossed-up amount of the difference between the employee’s portion of the premiums and the cost of COBRA coverage for the same plans, which would be paid to Mr. Barr during the severance period. Cost of continued benefits is estimated by using the current rate multiplied by 12 months.

Warren Sutherland

The following table describes the estimated incremental compensation upon termination or Change in Control for Mr. Sutherland, assuming the triggering event occurred on June 30, 2019. The actual amount of compensation can only be determined at the time of termination or Change in Control.

Payments and Benefits upon Termination	Voluntary Termination	Change in Control	Constructive Termination	For Cause Termination	Termination without Cause	Death	Disability
	($)	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary	-	250,000	250,000	-	250,000	-	-
Incentive Award (1)	-	128,755	128,755	-	128,755	-	-
Acceleration of Unvested Stock Awards (2)	-	96,250	-	-	-	-	-
Benefits:
Post Termination Medical (3)	-	16,545	16,545	-	16,545	-	-

Total	-	491,550	395,300	-	395,300	-	-

(1)	Reflects the incentive award Mr. Sutherland was paid for Fiscal Year 2018.

(2)

The amount in this row represents the full value of unvested restricted stock awards and stock options as of June 30, 2019, to the extent vesting would be accelerated upon a change of control. The assumed price is $3.85 per share, which was the closing price of our common stock on June 28, 2019.

(3)	The amount shown is the grossed-up amount of the difference between the employee’s portion of the premiums and the cost of COBRA coverage for the same plans, which would be paid to Mr. Sutherland during the severance period. Cost of continued benefits is estimated by using the current rate multiplied by 12 months.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2019 about CCUR’s common stock that may be issued to the Company’s employees, officers and directors upon the exercise of options, warrants and rights under the Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	15,000	5.42	787,219
Equity compensation plans not approved by security holders	—	—	—
Total	15,000	5.42	787,219

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with CCUR’s management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for Fiscal Year 2019.

Compensation Committee of the Board

Steven G. Singer, Chairman
David Nicol

September 9, 2019

AUDIT COMMITTEE REPORT

The Audit Committee reviews the financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firms devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firms. In this context, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for Fiscal Year 2019, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During Fiscal Year 2019, the Audit Committee discussed with Marcum LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also received from Marcum LLP during Fiscal Year 2019 the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence. In addition, the Audit Committee considered whether Marcum LLP’s provision of non-audit services is compatible with maintaining its independence from us.

The Audit Committee discussed with Marcum LLP the overall scope and plans for the audit. The Audit Committee meets periodically with the internal auditor and Marcum LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Fiscal Year 2019 audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2019, for filing with the SEC.

Audit Committee of the Board

David Nicol, Chairman
Steven G. Singer

September 9, 2019

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 of Notice)

The Audit Committee of the Board has appointed Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. Marcum LLP has served as the Company’s independent registered public accounting firm since December 15, 2017, the effective date of the Audit Committee’s approval of the engagement of Marcum LLP to serve as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2018. Deloitte & Touche LLP, who served as CCUR’s independent registered public accounting firm for the fiscal year ended June 30, 2017, resigned as the Company’s independent registered public accounting firm on November 14, 2017.

The reports of Deloitte & Touche LLP on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2016 and 2017, and the subsequent interim period through December 15, 2017, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii) “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company expects that representatives of Marcum LLP will be present at the Annual Meeting and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of Marcum LLP to serve as CCUR’s independent registered public accounting firm for the fiscal year ending June 30, 2020 is not required by our Amended and Restated By-laws or otherwise. Nevertheless, the Board is submitting the appointment of Marcum LLP to CCUR’s stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Marcum LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of CCUR and its stockholders.

The Board recommends that you vote “FOR” the ratification of the appointment of Marcum LLP as CCUR’s independent registered public accounting firm for the fiscal year ending June 30, 2020. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by Marcum LLP for the audit of CCUR’s consolidated financial statements for Fiscal Year 2019 and Fiscal Year 2018 and fees billed for other services rendered by Marcum LLP during those periods.

	Fiscal Year 2019 ($)	Fiscal Year 2018 ($)
Audit Fees (1)	66,151	79,235
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

(1)	Audit Fees consists of the aggregate fees billed for the respective year for professional services rendered by the independent registered public accounting firm for the audit of CCUR’s annual consolidated financial statements, reviews of CCUR’s interim consolidated financial statements, statutory audits and related services.

Audit Committee Pre-Approval of Audit and Non-Audit Services

Pursuant to the Audit Committee charter, all audit and permissible non-audit services to be performed for the Company by its independent registered public accounting firm must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to pre-approve audit and permissible non-audit services; provided, however, that all such pre-approved services must be disclosed by such delegate to the full Audit Committee at its next scheduled meeting.

The Audit Committee has considered whether the provision of non-audit services by Marcum LLP is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Item 3 of Notice)

As required by Section 14A of the Exchange Act, this proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s NEOs, which is described in the “Compensation Discussion and Analysis” section of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular officer, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and procedures used to determine compensation.

Stockholders were most recently asked to approve the compensation of the Company’s NEOs at the Company’s 2018 Annual Meeting of Stockholders, and stockholders approved the NEO compensation with approximately 91% of the votes cast in favor. At the Company’s 2013 Annual Meeting of Stockholders, stockholders were asked to indicate whether future say-on-pay votes should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2013 Annual Meeting of Stockholders a majority of the votes cast were in favor of an annual advisory vote, stockholders will have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of its NEOs. Stockholders will also have the opportunity at the Annual Meeting to cast an advisory vote on the frequency of future say-on-pay votes (see “Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation”).

The Board urges stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how CCUR’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in achieving the Company’s overall compensation philosophy.

Accordingly, the Company is asking stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion, is hereby approved.

This vote is advisory, which means that the stockholder vote on this proposal will not be binding on CCUR, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the CCUR’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of CCUR’s NEOs in Fiscal Year 2019 as disclosed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of CCUR’s NEOs in Fiscal Year 2019 as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

(Item 4 of Notice)

As required by Section 14A of the Exchange Act, the Company also is providing its stockholders with the opportunity to cast an advisory vote to express a preference regarding the frequency of future stockholder advisory votes on the compensation of the Company’s NEOs. CCUR currently holds its say-on-pay vote every year. In voting on this proposal, you will be asked to select from the following four options: whether the advisory vote should occur every one, two or three years, or to abstain from voting on the proposal. For the reasons explained below, the Board recommends that you vote for a one-year frequency, a continuation of the Company’s current policy.

After careful consideration, the Board believes that holding an advisory vote on the compensation of the Company’s NEOs every year is the best approach for CCUR and its stockholders. An annual say-on-pay vote provides stockholders with an annual opportunity to evaluate the Company’s overall executive compensation program. The Board believes that the annual say-on-pay vote has worked well, allowing stockholders to provide input on the Company’s executive compensation philosophy, policies and procedures as disclosed in the proxy statement each year and giving the Compensation Committee and the Board the opportunity to evaluate executive compensation decisions each year in light of the stockholder feedback.

The option of every one, two or three years that receives the highest number of votes cast will be considered to be the frequency for the advisory vote on NEO compensation that has been selected by the Company’s stockholders. The Board will consider the stockholder vote when determining how often an advisory vote on NEO compensation will be requested from the Company’s stockholders. Because this vote is advisory, and not binding on CCUR, the Compensation Committee or the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on NEO compensation more or less frequently than the option selected by the Company’s stockholders.

The Board recommends that you vote in favor of a frequency of “1 YEAR” for future advisory votes to approve the Company’s NEO compensation. Unless otherwise specified, proxies will be voted in favor of a frequency of “1 YEAR” for future advisory votes to approve the Company’s NEO compensation.

OTHER MATTERS

Expenses of Solicitation

All costs of solicitation of proxies will be borne by CCUR. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their related out-of-pocket expenses. In addition to soliciting the proxies by mail and the Internet, our directors, officers and employees, without additional remuneration, may solicit proxies personally or by telephone, facsimile and e-mail.

2019 Annual Report to Stockholders

This Proxy Statement is accompanied by the Annual Report on Form 10-K for Fiscal Year 2019, and these materials are also available at www.proxyvote.com and on the Investors page of CCUR’s corporate website, www.ccurholdings.com, under the ‘Company’ tab then ‘Investors’ then ‘Annual Reports.’ The Annual Report on Form 10-K for Fiscal Year 2019, which contains the audited consolidated financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Annual Report on Form 10-K

The Company also will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for Fiscal Year 2019, including the financial statements and the financial statement schedules required to be filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide a copy of the exhibits for a reasonable fee. Requests should be in writing and addressed to the attention of the Company’s Corporate Secretary at CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096.

Householding

The SEC rules and Delaware law permit the Company to mail one annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. Accordingly, only one copy of this Proxy Statement and the Annual Report on Form 10-K for Fiscal Year 2019, or Notice of Internet Availability, as applicable, is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of annual reports, proxy statements or notices of internet availability of proxy materials.

The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Annual Report on Form 10-K for Fiscal Year 2019, or the Notice of Internet Availability, as applicable, to any stockholder residing at an address to which only a single copy was mailed. If you choose not to household or if you choose to continue householding but would like to receive an additional copy of this Proxy Statement, the 2019 Annual on Form 10-K for Fiscal Year 2019 or the Notice of Internet Availability for members of your household, you may contact the Company’s Corporate Secretary in writing at 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096, or by calling (770) 305-6434.

If you would like to household in the future and are currently receiving multiple copies of the annual report, proxy statement or notice of internet availability, you may contact the Company’s Corporate Secretary at the address and phone number above to request that only a single copy of the annual report, proxy statement or notice of internet availability be mailed in the future.

Stockholder Proposals for the 2020 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in CCUR’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders must be in writing and received by the Company no later than May 12, 2020. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Corporate Secretary at CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2020 Annual Meeting of Stockholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders (i.e., any proposal other than a proposal submitted pursuant to Rule 14a-8 of the Exchange Act), must be in writing and received by the Company’s Corporate Secretary at CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096 no earlier than June 26, 2020 and no later than July 26, 2020. However, if the 2020 Annual Meeting of Stockholders is not scheduled to be held between September 24, 2020 and November 23, 2020, to be timely the stockholder’s notice must be so received not later than the close of business on the later of (i) the 10th day following the day of the public disclosure of the date of the 2020 Annual Meeting of Stockholders or (ii) 90 days prior to the date of the 2020 Annual Meeting of Stockholders. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the Company’s Amended and Restated By-laws. A copy of the Company’s Amended and Restated By-laws may be obtained by writing to the Company’s Corporate Secretary at CCUR Holdings, Inc., 4375 River Green Parkway, Suite 210, Duluth, Georgia 30096.

By Order of the Board,

Heather Asher
General Counsel & Corporate Secretary

Duluth, Georgia

September 9, 2019

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000428849_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote " FOR ALL " of the following nominees: 1. Election of Directors Nominees 01 Wayne Barr, Jr. 02 David Nicol 03 Steven G. Singer CCUR HOLDINGS, INC. ATTN: VIRGINIA MOYER 4375 RIVER GREEN PARKWAY, SUITE 210 DULUTH, GA 30096 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on October 23, 2019. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by CCUR Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on October 23, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote "FOR" Proposals 2 and 3 and in favor of "1 YEAR" for Proposal 4. For Against Abstain 2. Ratification of the appointment of Marcum LLP as CCUR's independent registered public accounting firm for fiscal year 2020. 3. Advisory vote to approve CCUR's named executive officer compensation in fiscal year 2019. 1 year 2 years 3 years Abstain 4. Advisory vote on the frequency of future advisory votes to approve CCUR's named executive officer compensation. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2, 3 AND 4 HAS BEEN PROPOSED BY CCUR HOLDINGS, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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0000428849_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Form 10-K are available at www.proxyvote.com . CCUR HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 24, 2019 The undersigned hereby appoint(s) Warren Sutherland and Heather Asher, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of CCUR Holdings, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on Thursday, October 24, 2019 at the Company's corporate headquarters located at 4375 River Green Parkway, Suite 210, Duluth, GA 30096 and at any adjournment or postponement thereof. This appointment relates to the matters described in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement and any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. By signing this proxy card, the undersigned acknowledge(s) receipt of the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement. The proxies are directed to vote on the matters described in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY XECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, IN FAVOR OF “1 YEAR” FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE. Continued and to be signed on reverse side

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